Exhibit 99.2

Dycom Q4 2021 Results

March 3, 2021



Participants

Steven E. Nielsen
President & Chief Executive Officer

H. Andrew DeFerrari
Chief Financial Officer

Ryan F. Urness
General Counsel

Agenda

- Q4 2021 Overview
- Industry Update
- Financial & Operational Highlights
- Outlook
- Closing Remarks
- Q&A

Important Information

Caution Concerning Forward-Looking Statements

This presentation contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. These statements include those related to the outlook for the quarter ending May 1, 2021 found within this presentation. Forward-looking statements are based on management's current expectations, estimates and projections. These statements are subject to risks and uncertainties that may cause actual results for completed periods and periods in the future to differ materially from the results projected or implied in any forward-looking statements contained in this presentation. The most significant of these risks and uncertainties are described in the Company's Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) and include the projected impact of COVID-19 on the Company's business operating results, cash flows and/or financial condition and the impacts of the measures the Company has taken in response to COVID-19, the Company's ability to effectively execute its business and capital plans, business and economic conditions and trends in the telecommunications industry affecting the Company's customers, customer capital budgets and spending priorities, the adequacy of the Company's insurance and other reserves and allowances for doubtful accounts, whether the carrying value of the Company's assets may be impaired, preliminary purchase price allocations of acquired businesses, expected benefits and synergies of acquisitions, the future impact of any acquisitions or dispositions, adjustments and cancellations of the Company's projects, the related impact to the Company's backlog from project cancellations, weather conditions, the anticipated outcome of other contingent events, including litigation, liquidity and other financial needs, the availability of financing, the Company's ability to generate sufficient cash to service its indebtedness, restrictions imposed by the Company's credit agreement, and the other risks and uncertainties detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update forward-looking statements.

Non-GAAP Financial Measures

This presentation includes certain "Non-GAAP" financial measures as defined by Regulation G of the SEC. As required by the SEC, an explanation of the Non-GAAP financial measures and a reconciliation of those measures to the most directly comparable GAAP financial measures are provided in the Company's Form 8-K filed with the SEC on March 3, 2021 and on the Company's Investor Center website at https://ir.dycomind.com. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company's reported GAAP results.

DYCOM

Contract Revenues


$ Millions
$737.6
$750.7
Q4 2020
Q4 2021

Non-GAAP Adjusted EPS


$(0.23)
$(0.07)
Q4 2020
Q4 2021

Q4 2021 Overview

Contract Revenues

Q4 2021 contract revenues of $750.7 million decreased 6.2% on an organic basis after excluding $5.7 million of revenues from storm restoration services and adjusting for the additional week of operations in Q4 2021 as a result of the Company's 52/53 week fiscal year

Operating Performance

Non-GAAP Adjusted EBITDA for Q4 2021 of $45.7 million, or 6.1% of contract revenues, compared to $44.5 million, or 6.0% of contract revenues, for Q4 2020

Non-GAAP Adjusted Loss per Common Share of ($0.07) for Q4 2021, compared to ($0.23) for Q4 2020

Liquidity

Strong liquidity of $570.5 million at Q4 2021

Reduced notional net debt by $276.4 million during Fiscal 2021

Share Repurchases

Repurchased 1,324,381 common shares for $100 million at average price of $75.51 during Q4 2021

Authorized $150 million for share repurchases through August 2022

DYCOM

Industry Increasing Network Bandwidth Dramatically

Major industry participants constructing or upgrading significant wireline networks across broad sections of the country generally designed to provision 1 gigabit network speeds directly to consumers or wirelessly using 5G technologies

Industry effort to deploy high capacity fiber networks continues to meaningfully broaden Dycom's set of opportunities

Access to high capacity telecommunications increasingly crucial to society in the time of the COVID-19 pandemic, especially in rural America

Wide and active participation in FCC RDOF auction augurs well for dramatically increased rural network investment supported by private capital that is expected to be significantly more than the FCC subsidy for some of the participants

Dycom's scale and financial strength position it well to deliver valuable services to its customers

Dycom is currently providing services for 1 gigabit full deployments and converged wireless/wireline multi-use network deployments across the country in numerous geographical areas to multiple customers, including customers who have initiated broad fiber deployments as well as customers who will shortly resume broad deployments and with whom order flow has recently increased markedly

Fiber network deployment opportunities are increasing in rural America as new industry participants respond to emerging societal incentives

Dycom continues to provide integrated planning, engineering and design, procurement and construction and maintenance services to several industry participants

COVID-19 Near Term Impacts

Near term, macro-economic effects and uncertainty may influence the execution of some customer plans

Customers continue to be focused on the possible macro-economic effects of the pandemic on their business with particular focus on SMB dislocations and overall consumer confidence and credit worthiness

Some uncertainty is seen in the overall municipal environment as authorities continue to manage the general effects of the pandemic on permitting and inspection processes



Contract Revenues

Non-GAAP Organic Growth (Decline) %[1]


25%
20%
15%
10%
5%
0%
-5%
-10%
9.6%
22.7%
14.1%
(0.2)%
3.6%
8.3%
(6.1)%
FY 2015
FY 2016
FY 2017
4 Qtrs Ended Jan 2018
FY 2019
FY 2020
FY 2021

Top 5 Customers - % of Total Contract Revenues


25%
20%
15%
10%
5%
0%

	Comcast	AT&T	Verizon	Lumen[2]	Windstream
Q4 2020	13.8%	18.0%	21.9%	18.3%	5.3%
Q4 2021	18.8%	16.8%	15.7%	13.4%	4.8%

Q4 2021 Organic Growth (Decline):

(6.2)% Total Customers

(15.5)% Top 5 Customers

25.3% All Other Customers

28.8% Comcast

Top 5 customers represented 69.4% and 77.2% of contract revenues in Q4 2021 and Q4 2020, respectively

Q4 2021 % of contract revenues from customers #6 through #10:

2.8%	2.5%	2.5%	1.2%	1.0%
Frontier	Customer #7	Charter	Dominion Energy	Ziply Fiber

Fiber construction revenue from electrical utilities increased organically 125% year-over-year and was $44.1 million, or 5.9% of contract revenues, in Q4 2021

DYCOM

Backlog, Awards and Employees

Backlog[3]


$ Billions
$10
$9
$8
$7
$6
$5
$4
$3
$2
$1
$0
$7.051
$6.691
$6.349
$7.314
$6.442
$6.441
$5.412
$6.810
$2.723
$2.639
$2.524
$2.716
$2.512
$2.455
$2.339
$2.787
Q1 2020
Q2 2020
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Next 12 month backlog

Employee Headcount


15,500
15,000
14,500
14,000
13,500
13,000
12,500
12,000
11,500
11,000
15,278
15,301
15,382
15,230
14,292
14,054
14,154
14,276
Q1 2020
Q2 2020
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021
Q4 2021

Total backlog of $6.810 billion at Q4 2021 increased sequentially from $5.412 billion at Q3 2021

Selected Q4 2021 Awards and Extensions:

Customer	Description of Services	Area	Term
AT&T	Construction	KY, TN, NC, SC, AL, GA, FL	3 years
	Construction & Maintenance	KY, TN, NC, SC, AL, GA, FL	3 years
	Wireless	KY, SC, AL, GA	4 years
	Locating	CA	5 years
Comcast	Engineering	MI, MA, PA, MD, DE, GA	1 year
Charter	Construction & Maintenance	NY, OH	1 year
Frontier	Construction	CT, FL	1 year
	Construction & Maintenance	FL	3 years
Verizon	Construction	TX	4 years
	Construction & Maintenance	MD, VA	5 years
Various	Locating	MD, NJ	3-5 years

DYCOM

Financial Highlights

Contract Revenues


$ Millions
$737.6
$750.7
Q4 2020
Q4 2021

Non-GAAP
Adjusted EBITDA


$ Millions
$44.5
$45.7
6.0%
6.1%
Q4 2020
Q4 2021
As % of Contract Revenues

Non-GAAP
Adjusted EPS


$(0.23)
$(0.07)
Q4 2020
Q4 2021

Q4 2021 contract revenues of $750.7 million decreased 6.2% on an organic basis after excluding $5.7 million of revenues from storm restoration services and adjusting for the additional week of operations during Q4 2021 as a result of the Company's 52/53 week fiscal year

Non-GAAP Adjusted EBITDA of $45.7 million, or 6.1% of contract revenues, and Non-GAAP Adjusted Loss per Common Share of ($0.07) for Q4 2021

DYCOM

Liquidity Overview

Notional Net Debt Reduction



$ Millions
$849.8
$762.9
$668.9
$558.7
$573.4
($276.4)
Q4 2020 7
Q1 2021 7
Q2 2021 7
Q3 2021
Q4 2021

Debt Summary	Q3 2021	Q4 2021
$ Millions		
0.75% Convertible Senior Notes, mature Sept 2021:	$ 58.3	$ 58.3
Senior Credit Facility, matures Oct 2023:[4]		
Term Loan Facility	427.5	421.9
Revolving Facility	85.0	105.0
Total Notional Amount of Debt	**$ 570.8**	**$ 585.1**
Less: Cash and Equivalents	**12.0**	**11.8**
Notional Net Debt[7]	**$ 558.7**	**$ 573.4**

Cash Flow Summary	Q4 2020	Q4 2021
$ Millions		
Cash provided by (used in) operating activities	$ 191.8	$ 102.4
Capital expenditures, net of disposals	$ (15.8)	$ (20.4)
(Repayments) Borrowings on Senior Credit Facility	$ (108.6)	$ 14.4
Repurchase of common stock	$ -	$ (100.0)
Other financing & investing activities, net	$ (0.4)	$ 0.1
Total Days Sales Outstanding ("DSO")[6]	130	136

Repurchased 1,324,381 common shares for $100 million, at an average price of $75.51 per share during Q4 2021

Reduced notional net debt by $276.4 million during Fiscal 2021

Strong liquidity[5] of $570.5 million at Q4 2021

Robust operating cash flows of $102.4 million during Q4 2021 and $381.8 million during fiscal 2021 from prudent working capital management

Capital expenditures, net of disposals for fiscal 2022 anticipated at $150 - $160 million

DYCOM

Outlook

For Q1 2022, as compared sequentially to Q4 2021, the Company expects contract revenues to range from in-line to modestly lower and Non-GAAP Adjusted EBITDA as a percentage of contract revenues to range from in-line to modestly higher

The Company believes that, in addition to other factors, the impact of the COVID-19 pandemic on its operating results, cash flows and financial condition is uncertain, unpredictable and could affect its ability to achieve these expected financial results



Strong award activity and emerging breadth in Dycom's business despite challenging economic backdrop

Fiber deployments enabling new wireless technologies are underway in many regions of the country

Telephone companies are deploying FTTH to enable 1 gigabit high speed connections and, increasingly, rural electric utilities are doing the same

Cable operators are deploying fiber to small and medium businesses and enterprises, partly in anticipation of the customer sales process; deployments to expand capacity as well as new build opportunities are underway

Dramatically increased speeds to consumers are being provisioned and consumer data usage is growing, particularly upstream

Customers are consolidating supply chains creating opportunities for market share growth and increasing the long-term value of Dycom's maintenance and operations business

Remain encouraged that Dycom's major customers are committed to multi-year capital spending initiatives



Notes

1) Organic growth (decline) % adjusted for revenues from acquired businesses, storm restoration services, and for the additional week of operations during the fourth quarter as a result of the Company's 52/53 week fiscal year, when applicable.

2) Formerly known as CenturyLink, Inc.

3) The Company's backlog represents an estimate of services to be performed pursuant to master service agreements and other contractual agreements over the terms of those contracts. These estimates are based on contract terms and evaluations regarding the timing of the services to be provided. In the case of master service agreements, backlog is estimated based on the work performed in the preceding 12 month period, when available. When estimating backlog for newly initiated master service agreements and other long and short-term contracts, the Company also considers the anticipated scope of the contract and information received from the customer during the procurement process. A significant majority of the Company's backlog comprises services under master service agreements and other long-term contracts. Backlog is not a measure defined by United States generally accepted accounting principles ("GAAP") and should be considered in addition to, but not as a substitute for, GAAP results. Participants in the Company's industry often disclose a calculation of their backlog; however, the Company's methodology for determining backlog may not be comparable to the methodologies used by others. Dycom utilizes the calculation of backlog to assist in measuring aggregate awards under existing contractual relationships with its customers. The Company believes its backlog disclosures will assist investors in better understanding this estimate of the services to be performed pursuant to awards by its customers under existing contractual relationships.

4) As of both January 30, 2021 and October 24, 2020 , the Company had $52.2 million of standby letters of credit outstanding under the Senior Credit Facility.

5) Liquidity represents the sum of the Company's availability on its revolving facility as defined by the Company's Senior Credit Facility and available cash and equivalents.

6) DSO is calculated as the summation of current and non-current accounts receivable (including unbilled receivables), net of allowance for doubtful accounts, plus current contract assets, less contract liabilities (formerly referred to as billings in excess of costs and estimated earnings) divided by average revenue per day during the respective quarter. Long-term contract assets are excluded from the calculation of DSO, as these amounts represent payments made to customers pursuant to long-term agreements and are recognized as a reduction of contract revenues over the period for which the related services are provided to the customers.

7) Notional net debt as of Q4 2020, Q1 2021, and Q2 2021 consisted of the following:

Debt Summary	Q4 2020	Q1 2021	Q2 2021
$ Millions			
0.75% Convertible Senior Notes, mature Sept 2021:	$ 460.0	$ 293.0	$ 58.3
Senior Credit Facility, matures Oct 2023:[4]			
Term Loan Facility	444.4	438.8	433.1
Revolving Facility	-	675.0	200.0
Total Notional Amount of Debt	**$ 904.4**	**$ 1,406.7**	**$ 691.4**
Less: Cash and Equivalents	**54.6**	**643.9**	**22.5**
Notional Net Debt	**$ 849.8**	**$ 762.9**	**$ 668.9**

DYCOM